                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                  ______________________________

                            FORM 8-K/A
                            Amendment 1

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                 DATE OF REPORT: APRIL 9, 1999
                (Date of earliest event reported)

                  ______________________________



                         MITY-LITE, INC.
      (Exact name of registrant as specified in its charter)


         UTAH                0-23898             87-0448892

   (State or other       (Commission file     (I.R.S. employer
   jurisdiction of           number)         identification no.)
   incorporation or
    organization)

                       1301 West 400 North
                        Orem, Utah  84057
             (Address of principal executive offices)


                          (801) 224-0589
       (Registrant's telephone number, including area code)


                  ______________________________

Item 2.  Acquisition or Disposition of Assets.


     On April 6, 1999, Mity-Lite, Inc., a Utah corporation (the "Registrant"), issued the press release attached hereto as Exhibit 99.3, announcing it would acquire certain assets and obligations of The CenterCore Group, Inc. ("CenterCore"), a privately-owned designer, manufacturer and marketer of call center furniture. The transaction closed on April 9, 1999.

     Two wholly owned subsidiaries of Mity-Lite completed the transactions contemplated in the Asset Purchase Agreement and the Subordinated Debt Assignment Agreements as well as certain other related transactions. C Core, Inc., a Utah corporation, purchased the accounts receivable, inventory, machinery and equipment, intellectual property and certain other assets of The CenterCore Group, Inc. for an estimated $5.0 million. The final purchase price will be determined based on asset values at closing and will be adjusted dollar for dollar for increases and/or decreases in the closing book values of accounts receivable, inventory, and machinery and equipment. C Core will continue to design and market call center furniture under the CenterCore name. Product manufacturing will be transitioned to DO Group, Inc., a 49.9 percent owned affiliate of Mity-Lite.

     BOCCC, Inc., also a Utah corporation and wholly owned subsidiary of Mity-Lite, purchased the outstanding subordinated debt obligations of CenterCore for $0.5 million. The outstanding subordinated debt obligations of CenterCore totaled approximately $2.0 million at closing. In addition, BOCCC, Inc. has purchased certain other unsecured claims.

     Cash from Mity-Lite's general working capital was used to fund the purchases.

Item  7.  Financial  Statements, Pro Forma  Financial Information and
Exhibits.

(a)    Financial  Statements of Business Acquired.

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders
The CenterCore Group, Inc.
North Plainfield, New Jersey



We have audited the statement of net assets in liquidation of The CenterCore Group, Inc. as of December 31, 1998 and statements of operations and changes in net liabilities in liquidation, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on April 9, 1999, pursuant to a three party agreement between and among the Company, the Company's bank and a third-party purchaser, the Company's bank foreclosed on the Company's debt and took possession of substantially all the Company's productive assets, which were subsequently sold to a third-party and liquidation became imminent. As a result, the Company has changed its basis of accounting at December 31, 1998 from the going-concern basis to a liquidation basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of The CenterCore Group, Inc. as of December 31, 1998, the changes in its net assets in liquidation for the year then ended, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles applied on the bases described in the preceding paragraph.




Simione, Scillia, Larrow & Dowling LLC
New Haven, Connecticut
April 9, 1999

THE CENTERCORE GROUP, INC.
(A Company in Liquidation)
STATEMENT OF NET LIABILITIES IN LIQUIDATION
December 31, 1998
(Dollars in thousands, except share data)

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                          $          234
  Accounts receivable                                         5,854
  Inventories                                                 1,219
  Prepaid expenses and other current assets                     204
                                                     --------------
    Total current assets                                      7,511

PROPERTY AND EQUIPMENT                                          748

OTHER ASSETS                                                     98
                                                     --------------
                                                     $        8,357
                                                     ==============

LIABILITIES AND NET LIABILITIES IN LIQUIDATION

ACCRUAL FOR ESTIMATED ADMINISTRATIVE EXPENSES        $          175
                                                     --------------
SECURED DEBT
  Long-term debt                                              5,007
  Capital leases                                                369
                                                     --------------
        Total secured debt                                    5,376
                                                     --------------
SECURED SUBORDINATED DEBT                                     1,243

UNSECURED CREDITORS
  Subordinated debt                                             500
  Accounts payable                                            2,490
  Accrued expenses                                            1,537
                                                      -------------
        Total unsecured creditors                             4,527
                                                      -------------
ACCRUAL FOR LOSS FROM OPERATIONS
  THROUGH DATE OF FORECLOSURE                                 1,429
                                                      -------------
         Total liabilities                                   12,750
                                                      -------------
NET LIABILITIES IN LIQUIDATION                        $      (4,393)
                                                      =============
See notes to financial statements.

CENTERCORE GROUP, INC.
(A Company in Liquidation)
STATEMENT OF OPERATIONS AND
  CHANGES IN NET LIABILITIES IN LIQUIDATION
Year ended December 31, 1998
(Dollars in thousands)

REVENUES EARNED                                       $      23,676

COST OF REVENUES EARNED                                      14,846
                                                      -------------
    GROSS PROFIT                                              8,830

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  9,023
LOSS ON INVESTMENT IN AFFILIATE                                 342
                                                      -------------
                                                              9,365
                                                      -------------
    LOSS FROM OPERATIONS                                       (535)

NONOPERATING EXPENSE
  Interest expense                                             (516)
                                                      -------------
    LOSS BEFORE INCOME TAX EXPENSE                           (1,051)

INCOME TAX EXPENSE                                              244
                                                      -------------
    NET LOSS BEFORE EFFECT OF LIQUIDATION                    (1,295)

EXCESS OF LIQUIDATION VALUE OVER GOING CONCERN
  CARRYING AMOUNTS                                              238

ESTIMATED ADMINISTRATIVE COSTS IN LIQUIDATION                  (175)

LOSS FROM OPERATIONS THROUGH DATE OF FORECLOSURE             (1,429)
                                                      -------------
    CHANGE IN NET LIABILITIES IN LIQUIDATION                 (2,661)

DEFICIENCY IN ASSETS, January 1, 1998                        (1,732)
                                                      -------------
NET LIABILITIES IN LIQUIDATION, December 31, 1998     $      (4,393)
                                                      =============


See notes to financial statements and report of independent auditors.

THE CENTERCORE GROUP, INC.
(A Company in Liquidation)
STATEMENT OF CASH FLOWS
Year ended December 31, 1998
(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES AND GAINS
  Change in net assets                                $      (2,661)
  Adjustments to reconcile changes in net assets
    to net cash provided by operating activities
      Excess of liquidation value over carrying costs          (238)
      Estimated administrative costs in liquidation             175
      Loss from operations through date of foreclosure        1,429
      Depreciation and amortization                             228
      Nonrecurring charge                                       342
      Bad debt expense                                           39
      Deferred income tax benefit                               327
      Changes in assets and liabilities:
        Accounts receivable                                    (112)
        Inventories                                             143
        Prepaid expenses and other current assets               110
        Other assets                                            (13)
        Accounts payable                                        508
        Accrued expenses                                       (818)
        Deferred revenues                                       394
                                                      -------------
        Net cash used in operating activities                  (147)
                                                      -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                           (46)
                                                      -------------
        Net cash used in investing activities                   (46)
                                                      -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt and
    capital lease obligations, net                              259
  Principal payments of long-term debt and
    capital lease obligations                                  (712)
  Decrease in other long-term liabilities                       (45)
                                                      -------------
        Net cash used in financing activities                  (498)
                                                      -------------
        Net decrease in cash and cash equivalents              (691)
CASH AND CASH EQUIVALENTS, Beginning                            925
                                                      -------------
CASH AND CASH EQUIVALENTS, Ending                     $         234
                                                      =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Interest paid                                       $         588
                                                      =============
See notes to financial statements and report of independent auditors.

THE CENTERCORE GROUP, INC.
(A Company in Liquidation)
NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The CenterCore Group, Inc. (the Company), a Subchapter S Corporation, is a manufacturer and designer of office furniture. Sales are conducted through a distribution network of sales offices located in the United States, Canada and the United Kingdom. A significant percentage of the Company's sales are made to various U.S. Government agencies. The Company believes that purchase decisions for the government agencies are made independently at each agency, all of which are subject to budgetary constraints. Consequently, the Company does not view the entire U.S. Government as a single customer. Sales to the U.S. Department of Defense and other agencies of the U.S. Government were approximately 41 percent of net sales in 1998. The Company does not depend on any one supplier for a substantial part of its product line and believes that alternative sources of supply are available for its products. Management is pursuing an orderly liquidation including the possible filing for protection under federal bankruptcy proceedings.

Significant Accounting Policies

Basis of Accounting - On April 9, 1999, pursuant to a three party agreement between and among the Company, the Company's bank and third-party purchaser, the Company's bank foreclosed on the Company's debt and took possession of substantially all the Company's productive assets, which were subsequently sold to the third-party. Because liquidation is imminent, the Company has adopted the liquidation basis of accounting in which assets and liabilities are measured at the amounts of cash expected in liquidation.

Adjustments of Estimated Values - Effective with the foreclosure of substantially all the assets of the Company, management decided to liquidate the Company. Effective with this decision, the carrying amounts of assets and liabilities were adjusted from their historical basis to the amounts of cash expected from their realization and settlement. This liquidation basis of accounting has been applied to the financial statements for the year ended December 31, 1998. Because of the short liquidation period expected, the effects of discounting would not be significant and have been ignored. The initial adjustment decreased the net liabilities from $3,027 to $4,393 is as follows:

                                            Going Concern     Liquidation
                                            Basis Carrying   Basis Carrying
                                                Amount           Amount
                                            --------------    -------------
   Cash and cash equivalents                $          234    $         234
   Accounts receivable, net of allowance             6,803            5,854
   Inventories                                       1,305            1,219
   Prepaid expenses and current assets                 217              204
   Property and equipment                              422              748
   Other assets                                         98               98
   Secured bank debt                                (5,007)          (5,007)
   Capital leases                                     (380)            (369)
   Secured subordinated debt                        (1,243)          (1,243)
   Unsecured subordinated debt                        (500)            (500)
   Accounts payable                                 (2,490)          (2,490)
   Estimated administrative expenses                     -             (175)
   Estimated loss of operations through date of
      foreclosure                                        -           (1,429)
   Accrued expenses                                 (2,092)          (1,537)
   Deferred revenue                                   (394)               -
                                             -------------    -------------
                                             $      (3,027)   $      (4,393)
                                             =============    =============


The liquidation values of accounts receivable, inventories, and property and equipment were based on the third-party sale of those assets that was made on April 9, 1999. In that sale, property and equipment was valued by an independent appraiser. Accounts receivable and inventory were adjusted for expected uncollectible accounts and obsolescence and have been stated at net realizable value. Accounts receivable are reduced by amounts owed as commissions to third-party dealers that are offsetable against amounts due to the Company from such dealers.

Prepaid expenses are valued at their amortized cost in instances in which the prepaid services will be utilized before ultimate liquidation.

Cash and Cash Equivalents - For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and in banks maturing within 90 days of purchase.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade receivables. Cash is deposited in FDIC insured depositories, however, at December 31, 1998, the amounts deposited exceeded FDIC insurance by $134. Concentrations of credit risk with respect to trade receivables are limited by the Company's large number of customers and the fact that a significant portion is from various agencies of the U.S. Government.

Inventories - Inventories are stated net realizable value.

Property and Equipment - Property and equipment are stated at net realizable value.

Depreciation on property and equipment for the year ended December 31, 1998 (prior to the decision to liquidate) is calculated using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Capitalized software costs (prior to liquidation) are amortized on a straight-line basis over five years. Prior to liquidation, property and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful lives of the assets.

Revenue Recognition - Prior to liquidation, sales of furnishings are recognized when product is shipped and title and risk of loss is transferred. Revenue from installation services is recognized when performed.

Income Taxes - The Company elected to file as a Subchapter S Corporation for federal income tax reporting purposes in accordance with Section 1362 of the Internal Revenue Code.

State income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credits carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Accrued Expenses - Administrative costs necessary for an orderly liquidation are accrued in accrued expenses as follows:

    Personnel costs during liquidation                  $        55
    Legal and other professional expenses                        85
    Other                                                        35
                                                        -----------
                                                        $       175
                                                        ===========

Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles presented on a liquidation basis of accounting. Actual results could differ from those estimates.

NOTE 2 - INVENTORIES

Inventories, at net realizable value, consist of the following at December 31, 1998:

    Finished goods                                      $       734
    Work in process                                             110
    Raw materials                                               375
                                                        -----------
                                                        $     1,219
                                                        ===========



NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1998:

    Furniture and fixtures                              $       227
    Machinery and equipment                                     483
    Auto                                                         38
                                                        -----------
                                                        $       748
                                                        ===========

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1998:

  Secured debt

     $6,500 revolving loan bearing interest at
     prime plus 1.5 percent (a) (9.25 percent at
     December 31, 1998)                                 $     5,007

  Secured subordinated debt

     $1,962 subordinated promissory note payable
     in semiannual installments of $140 plus interest
     commencing February 25, 1997, with final payment
     of $981 due August 25, 2000, net of unamortized
     discount of $132 and $211 at December 31, 1998
     and 1997, respectively.  Interest is payable at
     8 percent commencing February 25, 1997 (b)               1,243

  Unsecured debt

     $500 subordinated promissory notes payable
     to certain shareholders and JGFS, Inc. due on
     December 31, 1998.  Interest is payable at 12
     Percent semiannually commencing June 30,
     1998 (see Note 7)                                          500
                                                        -----------
                                                        $     6,750
                                                        ===========


(a) The Company borrows under a credit facility from a bank of $6,500 based on a defined percentage of qualified accounts receivable plus the lessor of $1,500 or a defined percentage of eligible inventory. The defined percentages are scheduled to decline each month. The rate of interest is prime plus 1.50 percent. The credit facility contains various restrictive covenants and requires the Company to maintain minimum working capital, minimum adjusted tangible net worth and a minimum cash flows, as defined, limits on the amount of annual capital expenditures and prohibits the Company from making any loans. At December 31, 1998 the Company was not in compliance with the minimum working capital, minimum adjusted tangible net worth and minimum cash flow covenants under this credit facility.

At December 31, 1998 the bank agreed to forbear action on the defaults and extend the maturity date to March 31, 1999. The borrowing base was also amended, continuing the scheduled decline of the percentages applied to qualified accounts receivable and eligible inventory and also limiting the totals to be lent against accounts receivable from United Kingdom Customers and inventory.

(b) The Company also has a subordinated promissory note agreement with Core Technologies, Inc. The note had an original face value of $1,962 and a fair value of $1,568 (using a discount rate of 12 percent). Borrowings under the subordinated promissory note are secured by a second priority lien on all of the Company's fixed assets. In the event the Company's EBITDA, as defined, exceeds $2,000 in any fiscal year during the five-year term, an additional principal payment equal to 50 percent of the EBITDA excess over $2,000 is required to be made and the final payment reduced by a corresponding amount.


NOTE 5 - INCOME TAXES

Components of income tax (benefit) expense for the year ended December 31, 1998 are as follows:

    Current - state and local                           $       (83)
    Deferred - state and local                                  327
                                                        -----------
                                                        $       244
                                                        ===========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 are as follows:

    Deferred tax assets (liabilities)                   $        23
    Allowance for doubtful accounts                              29
    Inventory reserves                                           (3)
    Net operating loss carryforward                             191
                                                        -----------
      Total gross deferred assets                       $       240

    Valuation allowance                                        (240)
                                                        -----------
      Total net deferred tax asset                               -
                                                        ===========

The valuation allowance for deferred tax assets as of December 31, 1998 was $240. The net change in the total valuation allowance for the year ended December 31, 1998 was an increase of $186. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to the imminence of liquidation, the Company will not realize the benefits of these deductible differences. At December 31, 1998, the deferred tax assets were fully reserved. At December 31, 1998, the Company had capital loss carryforwards for state income tax purposes totaling $600 which expire in 2004.

NOTE 6 - BENEFIT PLAN

The Company maintains a 401(k) plan for the benefit of substantially all of its employees. Employees may make voluntary tax-deferred contributions of not less than 1 percent nor more than 15 percent of eligible compensation, as defined. The Company matches 25 percent of the employee's contribution up to 4 percent of the employee's eligible compensation, and all costs of the plan are paid by the plan. The employer contribution vests in three years. The Company intends to terminate the Plan concurrent with liquidation of the Company.

NOTE 7 - RELATED PARTY TRANSACTIONS AND NONRECURRING CHARGE

During 1998, the Company advanced $342 to JG Furniture Group, Inc. (JG) an affiliate of the Company. Such amount was comprised of a $250 participation in JG's revolving credit facility funded by certain shareholders of the Company in the form of subordinated notes with terms identical to the $500 subordinated notes described in Note 4 and additional advances and expenses of $92. This advance was not recoverable and was written off in 1998.

In 1998, the Company paid fees to and reimbursed expenses of affiliates of $549 for accounting and other management services performed throughout the year.

NOTE 8 - LEASES

The Company is obligated under various capital leases for certain of its vehicles, computer hardware and software, and machinery and equipment. At December 31, 1998, the gross amount of the plant and equipment and related accumulated depreciation recorded under capital leases were as follows:

    Furniture and fixtures                              $         4
    Automobiles                                                  38
    Information systems                                         327
                                                        -----------
                                                        $       369
                                                        ===========

Amortization on assets held under capital leases for the year ended December 31, 1998 (prior to the decision to liquidate) is included in depreciation expense.

The Company also leases plant, office facilities and certain equipment under operating leases with terms ranging from one to five years. Rental expense for operating leases in 1998 was $365.

NOTE 9 - CONTINGENCIES

The Company is involved in certain legal matters arising in the ordinary course of business. Management believes that the Company has meritorious defenses and that the ultimate disposition of these matters will not exceed the aggregate amount of $100,000 accrued for their disposition.

The amounts estimated for administrative expenses have been based on an orderly liquidation agreed to by any creditors' committee and the bankruptcy court. It is not possible to anticipate all future costs that may arise.

(b)    Pro Forma Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated condensed financial statements are based upon the historical financial statements of Mity-Lite, Inc. and The CenterCore Group, Inc., and should be read in conjunction with those historical financial statements as they appear elsewhere. The unaudited pro forma consolidated condensed statements of operations for the year ended March 31, 1999 present the pro forma results of operations for Mity-Lite as if The CenterCore Group acquisition had been consummated as of April 1, 1998.
The unaudited pro forma consolidated condensed balance sheet presents the pro forma financial position of Mity-Lite as of March 31, 1999.

     The final purchase value of the net assets has not yet been determined and is still subject to closing adjustments. The final purchase price will be determined based on asset values at closing and will be adjusted dollar for dollar for increases and/or decreases in the closing book values of accounts receivable, inventory, and machinery and equipment. Management anticipates the final determination of asset values will be completed within 30 days of this filing. The unaudited pro forma consolidated condensed balance sheet information reflects adjustments that are based on asset values provided by The CenterCore Group, Inc. These asset values have not been verified by C Core and may be subject to material changes. Therefore, any changes in asset values, if material, will cause the Registrant to file an amendment to this Current Report on Form 8-K.

     The unaudited pro forma consolidated condensed financial statements have been included as required by the rules of the SEC and are provided for illustrative purposes only. Such statements do not purport to be indicative of the results which would actually have been obtained if the acquisition had been effected on the dates indicated, nor are they indicative of the results of future operations.

MITY-LITE, INC. AND
THE CENTERCORE GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 1999

                                                                                          Pro Forma
                                                                                          Mity-Lite,
                                                                                           Inc. and
                                  Mity-Lite,      The CenterCore        Pro Forma       The CenterCore
                                     Inc.           Group, Inc.        Adjustments      Group, Inc.(1)
                                 -----------        -----------        -----------        -----------
Net Sales                        $29,468,000        $23,676,000                           $53,144,000
Cost of products sold             18,122,000         14,846,000            106,000(2)      33,074,000
                                 -----------        -----------        -----------        -----------
Gross profit                      11,346,000          8,830,000           (106,000)        20,070,000

Selling, general and
  administrative expenses          6,084,000          9,023,000                            15,107,000
Loss on investment in affiliate            -            342,000                               342,000
                                 -----------        -----------        -----------        -----------
Income (loss) from operations      5,262,000           (535,000)          (106,000)         4,621,000
                                 -----------        -----------        -----------        -----------
Other income (expense):
  Interest expense                   (10,000)          (516,000)                             (526,000)
  Investment income                  442,000                                                  442,000
  Equity in losses of affiliate      480,000                                                  480,000
  Amortization of intangibles        (32,000)                              (42,000)(3)        (74,000)
  Other                              (38,000)                                                 (38,000)
                                 -----------        -----------        -----------        -----------
      Total other income (expense)   842,000           (516,000)           (42,000)           284,000
                                 -----------        -----------        -----------        -----------
Income (loss) before provision
  for income taxes                 6,104,000         (1,051,000)          (148,000)         4,905,000
Provision for income taxes         2,174,000            244,000           (671,000)(4)      1,747,000
                                 -----------        -----------        -----------        -----------
Net income(loss)                  $3,930,000        ($1,295,000)           523,000         $3,158,000
                                 ===========        ===========        ===========        ===========
Basic earnings per share               $1.21                                                    $0.97
                                 ===========                                              ===========
Weighted average number of common
 shares - basic                    3,245,584                                                3,245,584
                                 ===========                                              ===========
Diluted earnings per share             $1.17                                                    $0.94
                                 ===========                                              ===========
Weighted average number of common and
  common equivalent shares
  - diluted                        3,358,453                                                3,358,453
                                 ===========                                              ===========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

MITY-LITE, INC. AND
THE CENTERCORE GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
AS OF MARCH 31, 1999

                                                                                  Pro Forma
                                                                                  Mity-Lite,
                                                                                   Inc. and
                                            Mity-Lite,         Pro Forma       The CenterCore
                                               Inc.           Adjustments      Group, Inc.(5)
                                           -----------        -----------        -----------
ASSETS
Current assets:
  Cash and cash equivalents                $ 8,029,000        $(5,462,000)       $ 2,567,000
  Available-for-sales securities             3,899,000                             3,899,000
  Accounts receivable                        3,596,000          3,148,000 (6)      6,744,000
  Inventories                                1,544,000          1,116,000 (7)      2,660,000
  Deferred income taxes                        250,000                               250,000
  Other current assets                         233,000                               233,000
                                           -----------        -----------        -----------
    Total current assets                    17,551,000         (1,198,000)        16,353,000
                                           -----------        -----------        -----------
Property and equipment, net                  2,155,000            704,000 (8)      2,859,000
Investment in affiliate                      1,483,000                             1,483,000
Note received from affiliate                 1,066,000                             1,066,000
Intangible assets                            1,208,000            844,000 (9)      2,052,000
                                           -----------        -----------        -----------
TOTAL ASSETS                               $23,463,000            350,000        $23,813,000
                                           ===========        ===========        ===========
LIABILITIES AND STOCKHOLDERS
  EQUITY
Current liabilities:
  Bank line of credit                      $   286,000                           $   286,000
  Accounts payable                           1,569,000            350,000(10)      1,919,000
  Accrued expenses                           1,277,000                             1,277,000
  Current portion - long term debt              45,000                                45,000
                                           -----------        -----------        -----------
    Total current liabilities                3,177,000            350,000          3,527,000
Deferred income tax liabilities                271,000                               271,000
Long term debt                                  97,000                                97,000
                                           -----------        -----------        -----------
Total liabilities                            3,545,000            350,000          3,895,000
Stockholders' equity:
  Common stock                                  32,000                                32,000
  Additional paid-in capital                 7,822,000                             7,822,000
  Retained earnings                         12,009,000                            12,009,000
  Accumulated comprehensive income              55,000                                55,000
                                           -----------        -----------        -----------
    Total stockholders' equity              19,918,000                            19,918,000
                                           -----------        -----------        -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                     $23,463,000            350,000        $23,813,000
                                           ===========        ===========        ===========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(1) The CenterCore Group, Inc. acquisition was consummated effective April 9, 1999. Pro forma income statement information is included for the year ended March 31, 1999 as if the acquisition was consummated on April 1, 1998. These pro forma financial statements reflect the necessary adjustments as if Mity-Lite commenced consolidating The CenterCore Group, Inc. on April 1, 1998. The information for the unaudited pro forma consolidated condensed statements of operations includes Mity-Lite's results of operations for the year ended March 31, 1999, and The CenterCore Group's results of operations for the year ended December 31, 1998.

(2) Represents amounts resulting from increasing the value of finished goods and work in process inventory to estimated selling prices less the sum of (a) costs to complete the inventory, (b) costs of disposal, and (c) a reasonable profit allowance for the finishing the inventory and selling efforts.

(3) Represents amortization of amounts related to the difference between Mity-Lite's acquisition cost and the underlying value of net assets purchased. The total difference, estimated at $844,000, will be amortized on a straight-line bases over a 20 year period.

(4) Represents the incremental change in the entity's income tax provision as a result of applying Mity-Lite's estimated tax rate of 35.6 percent to CenterCore's net loss before effect of liquidation and the pretax pro forma adjustments. This pro forma tax adjustment data reflects provisions for federal and state income taxes as if CenterCore were treated as a C Corporation on a going concern basis.

(5) According to SEC guidelines, pro forma adjustments related to the pro forma condensed balance sheet should be computed assuming the transaction was consummated at the end of the most recent period for which a balance sheet has been presented. These pro forma financial statements reflect the necessary adjustments as if Mity-Lite purchased the net assets of The CenterCore Group, Inc. on March 31, 1999. The information for the unaudited pro forma consolidated condensed balance sheets includes Mity-Lite's statement of financial position as of March 31, 1999, and estimated purchase values of the net assets of The CenterCore Group as of April 9, 1999.

(6) Represents the estimated present value of amounts to be received determined using an 8 percent interest rate, less allowances for uncollectible accounts.

(7) Represents the estimated value of inventory including $106,000 resulting from increasing the value of finished goods and work in process inventory to estimated selling prices less the sum of (a) costs to complete the inventory,
(b) costs of disposal, and (c) a reasonable profit allowance for the finishing the inventory and selling efforts. Raw materials are valued at current replacement costs.

(8) Represents estimated orderly liquidation value from a recent machinery and equipment appraisal.

(9) Represents the amount of intangible assets related to the difference between Mity-Lite's acquisition cost and the underlying value of net assets purchased. This difference will be amortized on a straight-line bases over a 20 year period.

(10) Represents the estimated costs of moving the manufacturing facility to Marked Tree, Arkansas and other estimated liabilities assumed as part of the acquisition.


(c)    Exhibits.   See Index to Exhibits incorporated herein in its entirety
by this reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MITY-LITE, INC.
                              (Registrant)


                              By:  /s/ Bradley T Nielson
                                   ----------------------
                                   Bradley T Nielson
Date: June 16, 1999           Its: Chief Financial Officer




                        INDEX TO EXHIBITS


2.10* Asset Purchase Agreement dated as of April 9, 1999, by and among The CenterCore Group, Inc., a Delaware Corporation, Fleet Capital Corporation, a Rhode Island Corporation, and C Core, Inc., a Utah Corporation and wholly owned subsidiary of Mity-Lite, Inc.

2.11* Form of Assignment Agreement by and among BOCCC, Inc., a Utah
      Corporation and wholly owned subsidiary of Mity-Lite, Inc., and various parties holding subordinated debt instruments of The CenterCore Group, Inc. This form of Assignment Agreement is substantially the same agreement that was signed by BOCCC, Inc. and nine different subordinated debt holders.

23    Consent of Simione, Scillia, Larrow & Dowling

99.3* Mity-Lite, Inc. Press Release (April 6, 1999)


* Exhibit previously filed on April 23, 1999 on the Form 8-K dated April 9,
1999.